EXHIBIT NO. 4(II)(2)
                             SUBSCRIPTION AGREEMENT

AR Associates, Inc.
Board of Directors
P.O. Box 38
Sumas, WA 98295
Dear Board of Directors:

The undersigned hereby subscribes to purchase 11,818,182 shares of the Common Stock, $0.001 par value, of AR Associates, Inc. (the "Company"), a Nevada corporation (such number of shares hereinafter collectively referred to as the "Shares"), and agrees to pay therefor the sum of $0.0076 per share, for a total purchase price of US$89,819.00. Such amount is to be paid in full at the time of subscription and a check for the appropriate amount is tendered herewith.

The undersigned acknowledges having received copies of all documents and any other information requested from the Company. Further, the undersigned has had an opportunity to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the offering and to obtain any additional information desired or has elected to waive such opportunity. The undersigned also acknowledges that the purchase of the Shares is a highly speculative investment and recognizes that the Company has made and makes no assurance whatever concerning the present or prospective value of the Shares.

The undersigned understands that the Shares have not been registered (i) under the Securities Act of 1933, as amended (the "Act"), on the ground that the Company believes the transaction is exempt from registration under the Act by virtue of the provisions of Sections 3(b) or 4(2) thereof, or (ii) under the securities laws of the state in which the undersigned resides on the basis that the transaction is exempt from registration under said laws. The undersigned understands that the Company's reliance upon the foregoing exemptions is predicated in part on the representations of the undersigned contained herein.

By signing this Subscription Agreement, the undersigned agrees with and represents and warrants to the Company that:

         A. The undersigned is acquiring the Shares subscribed for hereby for the account of the undersigned and not on behalf of any other person or persons and is purchasing the Shares for investment purposes and not for resale or other distribution.

         B. The undersigned has sufficient net worth or recurring income, or both, that the undersigned could afford the loss of the entire investment in the Shares.

         C. The Shares may not be sold, transferred, assigned or otherwise disposed of except pursuant to an effective registration statement, or upon receipt of an opinion of counsel satisfactory to the Company that the transfer is exempt from registration under the applicable state and federal securities laws. The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under the Act and acknowledges that the Company hereby informs the undersigned of its intention to issue such instructions.

                  D. The undersigned has been informed by the Company that it does not intend, nor is it obligated now or at any future date, to register the Shares purchased hereunder under either state or federal securities laws, however, the Company fully intends to comply with its reporting obligations under Section 13 and Section 15(d) of the Securities Exchange Act 1934 which may satisfy the informational requirements of Rule 144 under the Securities Act of 1933, which allows for the resale of unregistered securities in certain situations.

                  E. The undersigned understands that the undersigned may be forced to bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered and, therefore, cannot be sold unless they are subsequently registered or an exemption from such registration is available.

                  F. The undersigned acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the finances of the Company and the proposed business plan of the Company.

INSTRUCTION: If the subscriber meets any of the qualifications set forth in paragraph (G) below, check the box next to that paragraph. All subscribers, whether or not meeting any of the qualifications of paragraph (G), should read paragraph (H) and check the box next to that paragraph if they qualify under its provisions. The subscriber agrees to make available any information requested by the Company to confirm such qualifications. This information is required in order for the Company to determine the number of persons to whom it may sell securities and the applicable exemption from registration.

                  G. The undersigned is an "Accredited Investor" within the meaning of Rule 501 under the Act in that:

                  (i) The undersigned is a director or executive officer of the Company; or

                  (ii) The undersigned has an individual net worth, or joint net worth with his or her spouse, which exceeds $1,000,000 as of the date of signature hereof; or

                  (iii)    The  undersigned  had  individual   income  exceeding
                           $200,000  in each of the two  most  recent  years  or
                           joint income with his or her spouse exceeding $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year; or

                  (iv) The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940; or

                  (v)      Other ____________________.

                  H.   The   undersigned    meets   certain   minimum   investor
                       qualifications in that:

                  (i) The undersigned has such knowledge and experience in financial matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares.

                  (ii) The undersigned has sufficient net worth or recurring income, or both, that the undersigned could afford the loss of the entire investment in the Shares.

                  (iii) The undersigned understands that the undersigned must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered and, therefore, cannot be sold unless they are subsequently registered or an exemption from such registration is available.

                  (iv) The investment is suitable for the undersigned upon the basis of facts, if any, disclosed by the undersigned as to the undersigned's other security holdings, financial situation, and needs. For the purpose of this condition only, it may be presumed that if the investment does not exceed 10% of the undersigned's net worth, it is suitable.


                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

Type of Ownership Sought for Stock Certificate Issuance (check one)

              X  Individual Ownership          Joint Tenant with Right of
                                                Survivorship (both parties
                                                must sign)

                 Tenants in common             Other (please specify)
                  (both parties must sign)

Dated: March 31, 1999


       /s/ Hal Klyne
       Hal Klyne



This Subscription Agreement is accepted as of this 31st day of March , 1999.

                                                     AR Associates, Inc.


                                                     /S/

                                                     BY:
                                                     ITS:

                                   SCHEDULE"A"
                  OTHER RECIPIENTS UNDER SUBSCRIPTION AGREEMENT

Share Recipient And Address                        Number Of Shares To Be Issued

Rod Benjamin                                                          11,818,182

John Newman                                                           11,818,182

Melinda Newman                                                        11,818,182

Matt Bone                                                             11,818,182

Dean Porter                                                           11,818,182

Ross Holtem                                                           11,818,182

Bruce Klyne                                                           11,818,182

Villeneuve Freres S.A.                                                11,818,182

Ian Munson                                                            11,818,182

Dan Anderson                                                          11,818,182